EXHIBIT 23
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                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1992 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-112005) pertaining to the Levcor International, Inc. 2002 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-112004) pertaining to the 1994 Carlyle Industries, Inc. 1994 Incentive Program, as Amended, of our report dated March 15, 2006, with respect to the consolidated financial statements and schedule of Levcor International, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2005.


/s/ FRIEDMAN LLP
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New York, New York
March 30, 2006